Exhibit 99.1
The Ensign Group Reports Second Quarter 2009 Earnings of $0.39 per Share; Reaffirms 2009 EPS Guidance
Conference Call and Webcast Scheduled for August 7, 2009 at 10:00 am PT
MISSION VIEJO, California (PR Newswire) — August 6, 2009 — The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services and assisted living companies, today reported record results for the second quarter of fiscal year 2009.
Quarter-over-Quarter Highlights Include:
•	Total revenue was a record $132.2 million, up 14.6% compared to $115.3 million for the second quarter of 2008;
•	Same-store skilled mix by revenue increased to 49.6%;
•	The company’s average daily Medicare rate increased by 9.4% to $542 per patient day, an increase of $46 per patient day, as the company’s overall patient base continued shifting to a higher acuity mix;
•	Consolidated EBITDAR climbed to $21.5 million, an increase of $3.8 million, with consolidated EBITDAR margins improving by 88 basis points to 16.2%, and same-store EBITDAR margins improving 123 basis points to 16.6%; and
•	Consolidated net income climbed 25.5% to a record $8.2 million, compared to $6.5 million the year before, with net margins increasing to 6.2% from 5.7%.
Operating Results
Ensign’s President and Chief Executive Officer Christopher Christensen congratulated Ensign’s facility leaders and their teams. “Despite muted occupancy and skilled mix growth in isolated areas, we are pleased to report that our same-store skilled mix nonetheless rose by 11 basis points, and earnings were up over 25%,” he said. He attributed the record performance to the responsiveness of Ensign’s local leaders to unique changes in their individual markets.
He also commented on the national debate over healthcare, the recently-announced reductions in Medicare payments to skilled nursing facilities, and recent declines in state Medicaid rates affecting several of the Company’s facilities. “Our operators have proven again this quarter that our unique operating model is well suited to, and even thrives in, uncertain operating environments,” he observed. He added that company leaders “expect, based on our history and experience, to continue delivering solid returns and superior patient outcomes regardless of changes in reimbursement or regulation.”
Revenue and earnings growth occurred in the quarter despite same-store occupancy that remained relatively flat at 81%, and an overall census decline of 1.6%. This decline was largely the result of lower census in newly acquired facilities, whose average occupancy for the quarter was 66%. It was also affected by the temporary unavailability of beds at the company’s Upland Rehabilitation & Healthcare Center in Southern California, which renovated a wing and reopened it as a new 34-bed subacute unit on June 4, 2009, and which is now in fill-up, as well as the continued build in occupancy at Park Manor Heath and Rehabilitation Center, the company’s recently-expanded Walla Walla, Washington facility.

The company generated net cash from operations of $18.7 million in the six months ended June 30, 2009. Net operating assets and liabilities grew by $5.6 million in the first half of 2009, which was primarily attributable to the growth in accounts receivable as revenues grew, particularly in recently added facilities. Net cash used in investing activities during the first six months was $24.1 million, which was primarily related to business acquisitions and purchases of property and equipment.
Consolidated EBITDA grew by 28.9% for the quarter, or $4.0 million, to $17.7 million from last year’s $13.7 million. EBITDAR climbed to $21.5 million from $17.7 million in the second quarter of 2008, an increase of $3.8 million.
Fully diluted GAAP earnings per share were $0.39 for the quarter, compared to $0.32 per share in the prior year. Excluding FAS 141R acquisition expenses and amortization of patient bases, adjusted net income was $8.3 million or $0.40 per diluted share. When acquiring existing operations, the acquired patient base is amortized over a period of six to eight months, resulting in a non-cash charge to earnings. During the quarter the company was still amortizing a portion of the acquired patient bases in the 670 operational beds at seven of its recent acquisitions.
A discussion of the company’s use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDAR and EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.
More complete information is contained in the Company’s 10-Q, which was filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.
2009 EPS Guidance Reaffirmed; Revenue Guidance Revised
In light of recently announced changes in Medicare and Medicaid rates which will not produce the assumed 2.0% rate increase that was used to set the company’s previous 2009 revenue guidance, Management revised its 2009 annual revenue guidance by $7 million, to $536 million to $541 million. However, Management reaffirmed its previously-published net income guidance of $1.58 per share to $1.63 per share for the year. The guidance is based on diluted weighted average common shares outstanding of 21.5 million and assumes, among other things, no additional acquisitions or dispositions beyond those made to date, and essentially flat overall reimbursement.
Recent Highlights
On May 12, 2009, Ensign announced the appointment of Suzanne D. Snapper to succeed CFO Alan J. Norman. Ms. Snapper has been serving as Vice President-Finance to Ensign Facility Services, Inc., the Ensign subsidiary that operates the company’s Service Center.
As Vice President-Finance, Ms. Snapper played a key role in taking the company public in 2007. She also oversaw the implementation of Ensign’s internal controls over financial reporting. Prior to joining Ensign she was a senior manager at KPMG LLP, where she spent ten years providing audit services for public companies in the technology, transportation and quick serve restaurant industries. Ms. Snapper is a certified public accountant. She holds a B.A. in Accounting from California State University Fullerton.
Ms. Snapper’s appointment became fully effective following the filing of the company’s second quarter 2009 10-Q. Mr. Norman will stay on in an advisory capacity to provide continuity of information and other services.

On July 23, 2009, Ensign announced the appointment of Van R. Johnson to the Company’s board of directors. Mr. Johnson has served for more than 38 years in leadership capacities with two of the United States’ leading healthcare providers. He most recently served for 25 years at Sutter Health, a non-profit health system with hospitals, skilled nursing facilities and other healthcare operations in California and Hawaii, where he was President and CEO. He also served for 13 years with Intermountain Healthcare based in Salt Lake City, Utah in various roles. During his term as president and CEO of Sutter Health, Mr. Johnson presided over the dramatic expansion of its health system, and helped establish Sutter as an industry leader.
Mr. Johnson also served as a member of the board of directors of VISICU, Inc., a publicly-traded healthcare information technology company, from August 2007 until February 2008 when VISICU was acquired by Philips Holding USA Inc., a subsidiary of Koninklijke Philips Electronics. Mr. Johnson’s term runs until the company’s annual stockholder meeting in 2012.
Conference Call
A live webcast will be held on Friday, August 7, 2009, at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) to discuss Ensign’s second quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors section of the Ensign website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, August 14, 2009.
About Ensign™
The Ensign Group, Inc.’s operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, and other rehabilitative and healthcare services for both long-term residents and short-stay rehabilitation patients at 70 care facilities in California, Arizona, Texas, Washington, Utah, Idaho and Colorado. Each of these facilities is operated by a separate, wholly-owned independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “Company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar verbiage are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its facilities if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, which was filed today, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information
Robert East, Westwicke Partners LLC, (443) 213-0500, bob.east@westwickepartners.com, or Gregory Stapley, Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenue	$132,178	$115,318	$262,463	$229,097
Expense:
Cost of services (exclusive of facility rent and depreciation and amortization shown separately below)	105,290	92,633	209,489	184,067
Facility rent—cost of services	3,724	3,948	7,425	7,947
General and administrative expense	5,417	4,971	10,378	10,063
Depreciation and amortization	3,209	2,173	6,174	4,163

Total expenses	117,640	103,725	233,466	206,240
Income from operations	14,538	11,593	28,997	22,857

Other income (expense):
Interest expense	(1,141)	(1,169)	(2,469)	(2,370)
Interest income	69	372	139	855

Other expense, net	(1,072)	(797)	(2,330)	(1,515)
Income before provision for income taxes	13,466	10,796	26,667	21,342
Provision for income taxes	5,282	4,277	10,560	8,489

Net income	$8,184	$6,519	$16,107	$12,853

Net income per share:
Basic	$0.40	$0.32	$0.78	$0.63

Diluted	$0.39	$0.32	$0.77	$0.62

Weighted average common shares outstanding:
Basic	20,586	20,508	20,579	20,502

Diluted	20,874	20,636	20,883	20,637

Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2009	Dec 31, 2008
Assets
Cash and cash equivalents	$33,687	$41,326
Other current assets	69,023	63,092

Total current assets	102,710	104,418
Property and equipment, net	180,274	157,029
Other assets	31,698	35,454

Total assets	$314,682	$296,901

Liabilities and stockholders’ equity
Current liabilities:
Current liabilities, excluding current maturities of long-term debt	$57,831	$56,575
Current maturities of long-term debt	1,064	1,062

Total current liabilities	58,895	57,637
Long-term debt—less current maturities	58,953	59,489
Other long-term liabilities	25,367	23,754
Total stockholders’ equity	171,467	156,021

Total liabilities and stockholders’ equity	$314,682	$296,901

Reconciliation of Net Income to EBITDAR
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net income	$8,184	$6,519	$16,107	$12,853
Interest expense, net	1,072	797	2,330	1,515
Provision for income taxes	5,282	4,277	10,560	8,489
Depreciation and amortization	3,209	2,173	6,174	4,163

EBITDA	17,747	13,766	35,171	27,020
Facility rent—cost of services	3,724	3,948	7,425	7,947

EBITDAR	$21,471	$17,714	$42,596	$34,967

Adjusted Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended				Six Months Ended
	June 30, 2009				June 30, 2009
		Non-GAAP				Non-GAAP
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenue	$132,178			$132,178	$262,463			$262,463

Expense:
Cost of services (exclusive of facility rent and depreciation and amortization shown separately below)	105,290			105,290	209,489	(101	)(1)	209,388
Facility rent—cost of services	3,724			3,724	7,425			7,425
General and administrative expense	5,417			5,417	10,378			10,378
Depreciation and amortization	3,209	(152	)(2)	3,057	6,174	(375	)(2)	5,799

Total expenses	117,640	(152)		117,488	233,466	(476)		232,990
Income from operations	14,538	152		14,690	28,997	476		29,473

Other income (expense):
Interest expense	(1,141)			(1,141)	(2,469)			(2,469)
Interest income	69			69	139			139

Other expense, net	(1,072)			(1,072)	(2,330)			(2,330)
Income before provision for income taxes	13,466	152		13,618	26,667	476		27,143
Provision for income taxes	5,282	61	(3)	5,343	10,560	190	(3)	10,750

Net income	$8,184	91		$8,275	$16,107	286		$16,393

Net income per share:
Basic	$0.40			$0.40	$0.78			$0.80

Diluted	$0.39			$0.40	$0.77			$0.78

Weighted average common shares outstanding:
Basic	20,586			20,586	20,579			20,579

Diluted	20,874			20,874	20,883			20,883

(1)	Represents acquisition related costs expensed during the first quarter under Statement of Financial Accounting Standards (SFAS) No. 141(R), Business Combinations, which were previously capitalizable under SFAS 141.

(2)	Represents amortization costs incurred during the three and six months ended June 30, 2009 related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of fits to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(3)	Represent the tax impact of non-GAAP adjustments.

Discussion of Non-GAAP Financial Measures
EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, and (d) facility rent-cost of services. The Company believes that the presentation of EBITDAR provides important supplemental information to management and investors to evaluate the Company’s operating performance. The Company believes disclosure of adjusted non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature and are variable in nature, or do not represent current cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the Company’s Report on Form 10-Q filed today with the SEC. The Form 10-Q is available on the SEC’s website at www.sec.gov or under the “Financial Information” link of the Investor Relations section on Ensign’s website.